Exhibit 99.1

News Release

FIS Reports First Quarter 2026 Results and Reiterates Full-Year Outlook

•First quarter GAAP Diluted EPS of $4.58
•Adjusted EPS of $1.36 increased 12% over the prior year period
•Revenue increased 30% on a GAAP basis to $3.3 billion, increasing 31% on an adjusted basis and 6.5% on a Pro Forma basis
•Net cash provided by operating activities was $713 million and Free cash flow1 increased 111% over the prior-year period
•Reiterates full-year 2026 outlook, including Adjusted revenue growth of 30-31%, Adjusted EBITDA growth of 34-35%, Adjusted EPS growth of 8-10% and Free Cash Flow1 growth of 27-33%2
•Reiterates 2026 outlook for Pro Forma revenue growth of 5.1-5.7% and Pro Forma Adjusted EBITDA growth of 7.2-8.4%2
JACKSONVILLE, Fla., May 8, 2026 - FIS® (NYSE: FIS), a global leader in financial technology, today reported its first quarter 2026 results.

“We delivered a strong start to 2026, with disciplined execution driving margin expansion and robust cash flow generation,” said FIS CEO and President Stephanie Ferris. “The market is strong, banks are investing, and the innovation that is redefining financial services runs through FIS. As evidenced by our recent announcements and partnerships, we are positioning ourselves at the forefront of this new era of modern banking.”

First Quarter 2026 Financial Results
On a GAAP basis, revenue increased 30% as compared to the prior-year period to approximately $3.3 billion. GAAP net earnings attributable to common stockholders were $2.4 billion or $4.58 per diluted share, reflecting an estimated gain of $2.2 billion, net of tax, from the Worldpay Sale.

On an adjusted basis, revenue increased 31% as compared to the prior-year period. Adjusted EBITDA increased 36% to approximately $1.3 billion and Adjusted EBITDA margin expanded by 176 basis points (bps) compared to the prior-year period to 39.6%, reflecting the acquisition of the high margin Total Issuing Solutions™ business, favorable mix and cost savings. Adjusted net earnings were $705 million, and Adjusted EPS increased by 12% as compared to the prior-year period to $1.36 per diluted share.

On a Pro Forma basis, revenue increased 6.5% as compared to the prior-year period, including recurring revenue growth of 4.8%. Pro Forma adjusted EBITDA increased 9.4% and Pro Forma adjusted EBITDA margin expanded by 87 basis points (bps) compared to the prior-year period to 39.6%, reflecting favorable mix and cost savings.

($ millions, except per share data, unaudited)	Three Months Ended March 31,
			%	Adjusted	Pro Forma
	2026	2025	Change	Growth	Growth**
Banking Solutions Revenue	2,374	1,633	45%	44%	7.7%
Capital Market Solutions Revenue	823	787	5%	3%	2.9%
Operating Segment Total Revenue	$3,197	$2,420	32%	31%	6.5%
Corporate and Other Revenue	98	112	(12)%	-	-
Consolidated FIS Revenue	$3,295	$2,532	30%	-	-
Adjusted EBITDA	$1,304	$958	36%	-	9.4%
Adjusted EBITDA Margin	39.6%	37.8%	176 bps	-	87 bps
Net Earnings (Loss) (GAAP)	$2,366	$77	*
Diluted Earnings (Loss) Per Common Share (GAAP)	$4.58	$0.15	*
Adjusted Net Earnings	$705	$643	10%
Adjusted EPS	$1.36	$1.21	12%
Free Cash Flow[1]	$474	$224	111%

*Indicates comparison not meaningful
**Pro Forma revenue growth and margins include 8 days of contribution from Total Issuing™ Solutions acquisition

Segment Information
• Banking Solutions:
First quarter revenue increased 45% on a GAAP basis and 44% on an adjusted basis as compared to the prior-year period to $2.4 billion. Adjusted EBITDA increased 56% to $1.0 billion and Adjusted EBITDA margin expanded by 299 basis points as compared to the prior-year period to 43.7%, reflecting the acquisition of the high margin Total Issuing Solutions™ business and strong margin expansion across FIS’ core banking and payments businesses.

On a Pro Forma basis, revenue increased 7.7% as compared to the prior-year period, including recurring revenue growth of 5.2%. Pro Forma adjusted EBITDA increased 15.3% and Pro Forma adjusted EBITDA margin expanded by 243 basis points (bps) compared to the prior-year period to 43.7%, led by favorable mix and cost savings.

•Capital Market Solutions:
First quarter revenue increased by 5% on a GAAP basis and 3% on an adjusted basis as compared to the prior-year period to $823 million, reflecting recurring revenue growth of 3.6%. Adjusted EBITDA increased 8% to $424 million and Adjusted EBITDA margin expanded by 162 basis points as compared to the prior-year period to 51.6%, reflecting favorable mix and cost savings.

•Corporate and Other:
First quarter revenue decreased by 12% as compared to the prior-year period to $98 million. Adjusted EBITDA loss was $158 million, including $161 million of corporate expenses.

Balance Sheet and Cash Flows
First quarter net cash provided by operating activities was $713 million and Free cash flow1 was $474 million, up 111% as compared to the prior-year period. The Company returned $262 million of capital to shareholders through $30 million of share repurchases and $232 million of dividends paid. As of March 31, 2026, debt outstanding totaled $21.1 billion.

Capital Allocation
The Company will continue to pay quarterly dividends targeting dividend per share growth in line with Adjusted EPS growth.

Consistent with prior communications, the Company has temporarily paused share repurchases and tuck-in M&A to accelerate deleveraging. The Company expects to resume its existing capital allocation priorities once it has achieved its target gross leverage of 2.8x.

Second Quarter and Full-Year 2026 Outlook
For the full-year, the Company is reiterating its outlook, projecting Adjusted revenue growth of 30-31%, Adjusted EBITDA growth of 34-35% and Adjusted EPS growth of 8-10%. On a Pro Forma basis, revenue and Adjusted EBITDA are projected to grow by 5.1-5.7% and 7.2-8.4% respectively2. Additionally, the Company is reiterating its target for Free Cash Flow1 of $2.05 - $2.15 billion, or growth of 27-33% as compared to the prior year.

($ millions, except share data)	2Q 2026	FY 2026
Revenue	$3,375 - $3,395	$13,770 - $13,850
Adjusted EBITDA (Non-GAAP)[2]	$1,395 - $1,415	$5,800 - $5,860
Adjusted EPS (Non-GAAP)[2]	$1.45 - $1.49	$6.22 - $6.32

1Our 2026 Free Cash Flow outlook is defined as Free cash flow excluding cash transaction taxes on the Worldpay sale.
2The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Webcast
FIS will host a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) on Friday, May 8, 2026. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.investor.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS
FIS is a financial technology company providing solutions to financial institutions, businesses and developers. We unlock financial technology to the world across the money lifecycle underpinning the world's financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit FISglobal.com. Follow FIS on LinkedIn, Facebook and X.

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include constant currency revenue, Adjusted revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net earnings, Adjusted EPS, Free cash flow and Free cash flow excluding cash transaction taxes on the Worldpay sale.

Due to the financial impact of the acquisition of the Issuer Solutions Business, FIS is also providing additional information to improve the understanding of the Company’s operating performance and has recalculated certain non-GAAP measures of the Company’s historical financial performance on an adjusted combined company basis for the periods shown herein. This information includes Pro forma combined revenue, Pro forma combined revenue growth, Adjusted pro forma combined EBITDA and Adjusted pro forma combined EBITDA margin. The Company has derived certain pro forma measures from the unaudited pro forma condensed combined financial information of FIS and the Issuer Solutions Business and notes thereto prepared in accordance with Article 11 of Regulation S-X for the year ended December 31, 2025, in Exhibit 99.2 to the Company’s Form 8-K/A filed on February 24, 2026.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency revenue and Adjusted revenue growth measures adjust for the effects of exchange rate fluctuations and exclude discontinued operations, while Adjusted revenue growth also excludes revenue from Corporate and Other, giving investors further insight into our performance. Finally, Free cash flow and Free cash flow excluding cash transaction taxes on the Worldpay sale provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Constant currency revenue represents reported segment revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted revenue growth reflects the percentage change in constant currency revenue for the current period as compared to the prior period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue. When referring to Adjusted revenue growth, revenue from our Corporate and Other segment is excluded.

Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. These excluded costs generally include acquisition, integration and certain other costs and asset impairments. Adjusted EBITDA for the respective segments excludes the foregoing items. This measure is reported to the chief operating decision maker, the Company's Chief Executive Officer and President, who utilizes the measure for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with FASB ASC Topic 280, Segment Reporting.

Adjusted EBITDA margin reflects Adjusted EBITDA, as defined above, divided by revenue.

Adjusted net earnings excludes the effect of purchase price amortization, as well as certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. For purposes of calculating Adjusted net earnings, our equity method investment earnings (loss) ("EMI") from Worldpay is also adjusted to exclude certain costs and other transactions in a similar manner.

Adjusted pro forma combined EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses for FIS and Total Issuing Solutions™ combined for pre-acquisition periods and assumes the Issuer Solutions acquisition occurred on January 1, 2025, unless otherwise indicated. These excluded costs generally include acquisition, integration and certain other costs and asset impairments.

Adjusted pro forma combined EBITDA margin reflects Adjusted pro forma combined EBITDA, as defined above, divided by Pro forma combined revenue.

Adjusted EPS reflects Adjusted net earnings, as defined above, divided by weighted average diluted shares outstanding.

Free cash flow reflects net cash provided by operating activities from continuing operations, less capital expenditures (additions to property and equipment and additions to software from the statement of cash flows).

Free cash flow excluding cash transaction taxes on the Worldpay sale reflects Free cash flow excluding cash transaction taxes on the Worldpay sale.

Pro forma combined revenue includes reported revenue for FIS and Total Issuing™ Solutions combined for pre-acquisition periods and assumes the Issuer Solutions acquisition occurred on January 1, 2025, unless otherwise indicated.

Pro forma combined revenue growth represents Pro forma combined revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period as compared to the prior period Pro forma combined revenue. When referring to Pro forma combined revenue growth, revenue from our Corporate and Other segment is excluded.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.investor.fisglobal.com.

Forward-Looking Statements
This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the future impacts of the recently completed acquisition of the Issuer Solutions Business, which has been rebranded as FIS Total Issuing™ Solutions. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or outlook, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•changes in general economic, business and political conditions, a recession, intensified or expanded international hostilities, acts of terrorism, fluctuation in rates of inflation or interest, effects of announced or future tariff increases and any resulting regulatory changes in global trade relations and changes in consumer or business confidence;
•changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;
•the risk that acquired businesses, including FIS Total Issuing™ Solutions, will not be integrated successfully, will not provide the expected benefits, or that the integration will be more costly or more time-consuming and complex than anticipated;
•the risk that cost savings and synergies anticipated to be realized from acquisitions, including the Issuer Solutions Acquisition, may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;
•the risks of doing business internationally;
•the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy, data protection, cybersecurity, cyber resilience and AI laws and regulations;
•our ability to comply with climate change legal and regulatory requirements and to maintain practices that meet our stakeholders' evolving expectations;
•the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•changes in the growth rates of the markets for our solutions;
•the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;

•the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;
•failures to adapt our solutions to changes in technology or in the marketplace;
•internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;
•the risk that partners and third parties may fail to satisfy their legal obligations to us;
•the risks associated with managing pension cost, cybersecurity issues and IT outages experienced;
•our ability to navigate the opportunities and risks associated with using and/or incorporating AI technologies into our business;
•the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;
•competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;
•the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;
•an operational or natural disaster at one of our major operations centers;
•failure to comply with applicable requirements of payment networks or changes in those requirements;
•fraud by bad actors; and
•other risks detailed elsewhere in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	George Mihalos, 904.438.6438
Chief Marketing & Communications Officer	Senior Vice President
FIS Global Marketing & Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Georgios.Mihalos@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
May 8, 2026

Exhibit A    Condensed Consolidated Statements of Earnings (Loss) - Unaudited for the three months ended March 31, 2026 and 2025

Exhibit B    Condensed Consolidated Balance Sheets - Unaudited as of March 31, 2026, and December 31, 2025

Exhibit C    Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2026 and 2025

Exhibit D    Supplemental Non-GAAP Adjusted Revenue Growth - Unaudited for the three months ended March 31, 2026 and 2025

Exhibit E    Supplemental Disaggregation of Revenue - Unaudited for the three months ended March 31, 2026 and 2025

Exhibit F    Supplemental Non-GAAP Adjusted Free Cash Flow Measures - Unaudited for the three months ended March 31, 2026 and 2025

Exhibit G    Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2026 and 2025

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) — UNAUDITED
(In millions, except per share amounts)
Exhibit A

	Three months ended March 31,
	2026	2025
Revenue	$3,295	$2,532
Cost of revenue	2,187	1,653
Gross profit	1,108	879
Selling, general, and administrative expenses	605	558
Asset impairments	104	2
Other operating (income) expense, net (including related party transactions of $- and $28 million)	(24)	(28)
Operating income	423	347
Other income (expense):
Interest expense, net	(197)	(80)
Other income (expense), net	33	(37)
Total other income (expense), net	(164)	(117)
Earnings (loss) before income taxes and equity method investment earnings (loss)	259	230
Provision (benefit) for income taxes	106	81
Equity method investment earnings (loss), net of tax	2,214	(71)
Net earnings (loss)	2,367	78
Net (earnings) loss attributable to noncontrolling interest	(1)	(1)
Net earnings (loss) attributable to FIS	$2,366	$77

Net earnings (loss) per share-basic attributable to FIS	$4.59	$0.15
Weighted average shares outstanding-basic	515	528
Net earnings (loss) per share-diluted attributable to FIS	$4.58	$0.15
Weighted average shares outstanding-diluted	517	531

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$755	$599
Settlement assets	610	515
Trade receivables, net	2,269	1,944
Other receivables	113	432
Receivable from related party	—	39
Prepaid expenses and other current assets	1,234	959
Total current assets	4,981	4,488
Property and equipment, net	1,113	691
Goodwill	24,585	17,762
Intangible assets, net	4,450	959
Software, net	5,220	2,876
Equity method investment	13	3,681
Other noncurrent assets	1,831	1,710
Deferred contract costs, net	1,291	1,321
Total assets	$43,484	$33,488

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$2,446	$2,097
Settlement payables	676	549
Deferred revenue	1,084	957
Short-term borrowings	4,164	2,729
Current portion of long-term debt	101	1,284
Total current liabilities	8,471	7,616
Long-term debt, excluding current portion	16,791	9,069
Deferred income taxes	327	1,215
Other noncurrent liabilities	1,915	1,686
Total liabilities	27,504	19,586

Equity:
FIS stockholders' equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	6	6
Additional paid in capital	47,444	47,317
(Accumulated deficit) retained earnings	(20,581)	(22,718)
Accumulated other comprehensive earnings (loss)	(628)	(504)
Treasury stock, at cost	(10,264)	(10,202)
Total FIS stockholders' equity	15,977	13,899
Noncontrolling interest	3	3
Total equity	15,980	13,902
Total liabilities and equity	$43,484	$33,488

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C
	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net earnings (loss)	$2,367	$78
Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	628	456
Amortization of debt issuance costs	16	4
Asset impairments	104	2
Loss (gain) on sale of businesses, investments and other	(15)	31
Stock-based compensation	44	47
Loss (gain) from equity method investment	(2,214)	71
Deferred income taxes	(5)	(9)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	(8)	(9)
Receivable from related party	38	55
Settlement activity	19	(10)
Prepaid expenses and other assets	(140)	(34)
Deferred contract costs	(88)	(71)
Deferred revenue	66	65
Accounts payable, accrued liabilities and other liabilities	(99)	(219)
Net cash provided by operating activities	713	457
Cash flows from investing activities:
Additions to property and equipment	(50)	(37)
Additions to software	(211)	(196)
Cash divested from sale of business	—	(1,417)
Acquisitions, net of cash acquired	(7,859)	(1)
Coupon payments on interest rate swaps	(23)	(22)
Distributions from equity method investments	32	44
Other investing activities, net	(60)	(47)
Net cash provided by (used in) investing activities	(8,171)	(1,676)
Cash flows from financing activities:
Borrowings	35,992	12,488
Repayment of borrowings and other financing arrangements	(27,982)	(12,029)
Debt issuance costs	(57)	—
Net proceeds from stock issued under stock-based compensation plans	1	—
Treasury stock activity	(67)	(537)
Dividends paid	(232)	(220)
Other financing activities, net	(1)	33
Net cash provided by (used in) financing activities	7,654	(265)
Net cash provided by (used in) operating activities from discontinued operations (1)	—	303
Effect of foreign currency exchange rate changes on cash	(16)	40
Net increase (decrease) in cash, cash equivalents and restricted cash	180	(1,141)
Cash, cash equivalents and restricted cash, beginning of period	599	1,946
Cash, cash equivalents and restricted cash, end of period	$779	$805

Amounts in table may not sum or calculate due to rounding.

(1)As discussed in Note 1 to our consolidated financial statements, the Company completed the 2024 Worldpay Sale on January 31, 2024. Certain assets included as part of the 2024 Worldpay Sale did not convey until the first quarter of 2025 after receiving all required regulatory approvals. These assets generated operating cash flows from discontinued operations but did not generate any net earnings from discontinued operations during the three months ended March 31, 2025.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED REVENUE GROWTH — UNAUDITED
(In millions)

					Exhibit D

	Three months ended March 31,
	2026			2025
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue (1)	Growth (2)
Banking Solutions	$2,374	$(25)	$2,350	$1,633	44%
Capital Market Solutions	823	(12)	811	787	3%
Operating segment total	3,197	(37)	3,160	2,420	31%
Corporate and Other	98	(2)	96	112
Consolidated FIS	$3,295	$(39)	$3,256	$2,532

Amounts in table may not sum or calculate due to rounding.

(1)As a result of the Company's acquisition of the Issuer Solutions Business, the Company reassessed its reportable segments and included the Issuer Solutions Business within the Banking Solutions segment. In connection with this reassessment, the Company also reclassified certain businesses among the Banking Solutions, Capital Market Solutions, and Corporate and Other segments. All prior‑period segment information was recast to conform to the Company's revised reportable segment presentation.

(2)Adjusted growth excludes Corporate and Other, which includes certain non-strategic businesses.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — UNAUDITED
(In millions)

Exhibit E

In the following tables, revenue is disaggregated by primary geographical market and type of revenue. The tables also include a reconciliation of the disaggregated revenue with the Company's reportable segments.

For the three months ended March 31, 2026 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,981	$499	$75	$2,555
All others	393	324	23	740
Total	$2,374	$823	$98	$3,295

Type of Revenue:
Recurring revenue:
Transaction processing and services	$1,820	$416	$80	$2,316
Software maintenance	112	166	1	279
Other recurring	90	26	4	120
Total recurring	2,022	608	85	2,715

Software license	90	119	—	209
Professional services	134	94	2	230
Other non-recurring	128	2	11	141
Total	$2,374	$823	$98	$3,295

For the three months ended March 31, 2025 (1) (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,413	$500	$75	$1,988
All others	220	287	37	544
Total	$1,633	$787	$112	$2,532

Type of Revenue:
Recurring revenue:
Transaction processing and services	$1,230	$401	$96	$1,727
Software maintenance	89	153	1	243
Other recurring	65	24	5	94
Total recurring	1,384	578	102	2,064

Software license	21	108	—	129
Professional services	117	94	5	216
Other non-recurring	111	7	5	123
Total	$1,633	$787	$112	$2,532

(1)As a result of the Company's acquisition of the Issuer Solutions Business, the Company reassessed its reportable segments and included the Issuer Solutions Business within the Banking Solutions segment. In connection with this reassessment, the Company also reclassified certain businesses among the Banking Solutions, Capital Market Solutions, and Corporate and Other segments. All prior‑period segment information was recast to conform to the Company's revised reportable segment presentation.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED FREE CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit F

	Three Months Ended March 31
	2026	2025
Net cash provided by operating activities	$713	$457
Capital expenditures	(261)	(233)
Free cash flow	452	224
Cash transaction taxes on the Worldpay Sale	22	—
Free cash flow excluding cash transaction taxes on the Worldpay Sale	$474	$224

Amounts in table may not sum or calculate due to rounding.

Free cash flow reflects net cash provided by operating activities less capital expenditures (additions to property and equipment and additions to software from the statement of cash flows).

Neither Free cash flow nor Free cash flow excluding cash transaction taxes on the Worldpay sale represents our residual cash flows available for discretionary expenditures, as we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G

	Three months ended March 31,
	2026	2025
Net earnings (loss) attributable to FIS from continuing operations	$2,366	$77
Provision (benefit) for income taxes	106	81
Interest expense, net	197	80
Equity method investment (earnings) loss, net of tax	(2,214)	71
Other, net	(32)	38

Operating income (loss), as reported	423	347
Depreciation and amortization, excluding purchase accounting amortization	339	287
Non-GAAP adjustments:
Purchase accounting amortization (1)	290	169
Acquisition, integration and other costs (2)	148	153
Asset impairments (3)	104	2
Adjusted EBITDA from continuing operations	$1,304	$958

Net earnings (loss) attributable to FIS from discontinued operations	$—	$—
Interest expense, net	—	(1)
Other, net	—	(1)

Operating income (loss)	—	(2)
Adjusted EBITDA from discontinued operations	$—	$(2)
Adjusted EBITDA	$1,304	$956

See Notes to Exhibit G.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended March 31,
	2026	2025
Earnings (loss) attributable to FIS	$2,366	$77
Equity method investment (earnings) loss, net of tax	(2,214)	71
Earnings (loss) attributable to FIS, excluding equity method investment earnings (loss)	152	148
Non-GAAP adjustments:
Purchase accounting amortization (1)	290	169
Acquisition, integration and other costs (2)	167	153
Asset impairments (3)	104	2
Non-operating (income) expense (4)	(33)	37
Non-GAAP tax (provision) benefit (5)	14	10
Total non-GAAP adjustments	542	371
Adjusted net earnings attributable to FIS, excluding equity method investment earnings (loss)	694	519
Equity method investment earnings (loss), net of tax and gain on sale (6)	8	(71)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7)	3	195
Adjusted equity method investment earnings (loss)	11	124
Adjusted net earnings attributable to FIS	$705	$643

See Notes to Exhibit G.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended March 31,
	2026	2025
Earnings (loss) attributable to FIS	$4.58	$0.15
Equity method investment (earnings) loss, net of tax	(4.28)	0.13
Earnings (loss) attributable to FIS, excluding equity method investment earnings (loss)	0.29	0.28
Non-GAAP adjustments:
Purchase accounting amortization (1)	0.56	0.32
Acquisition, integration and other costs (2)	0.32	0.29
Asset impairments (3)	0.20	—
Non-operating (income) expense (4)	(0.06)	0.07
Non-GAAP tax (provision) benefit (5)	0.03	0.02
Total non-GAAP adjustments	1.05	0.70
Adjusted net earnings attributable to FIS, excluding equity method investment earnings (loss)	1.34	0.98
Equity method investment earnings (loss), net of tax and gain on sale (6)	0.02	(0.13)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (7)	0.01	0.37
Adjusted equity method investment earnings (loss)	0.02	0.23
Adjusted net earnings attributable to FIS	$1.36	$1.21
Weighted average shares outstanding-diluted	517	531

See Notes to Exhibit G.

Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three months ended March 31, 2026 and 2025.

(1)This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, technology assets, trademarks and trade names. The Company has excluded the impact of purchase price amortization expense as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of assets that relate to past acquisitions will recur in future periods until such assets have been fully amortized. Any future acquisitions may result in the amortization of future assets.

(2)This item represents costs comprised of the following:

	Three months ended
	March 31,
	2026	2025
Continuing operations:
M&A transaction and integration expenses	$55	$30
Enterprise transformation initiatives	93	113
Other	—	10
Subtotal	148	153
Financing costs - Issuer Solutions acquisition (a)	19	—
Total	$167	$153
(a)This item represents financing costs incurred primarily to secure funding for the Issuer Solutions Business acquisition from Global Payments. These costs are recorded as Interest expense, net on our consolidated statements of earnings (loss). Accordingly, this item is included in Acquisition, integration and other costs for purposes of calculating Adjusted net earnings but not Adjusted EBITDA.

Amounts in table may not sum due to rounding. 2025 amounts have been reclassified to conform to current-period presentation.

(3)For the three months ended March 31, 2026 and 2025, this item included impairments primarily related to the abandonment or termination of certain internally developed software.

(4)Non-operating (income) expense primarily consists of other income and expense items outside of the Company's operating activities, including fair value adjustments on certain non-operating assets and liabilities and foreign currency transaction remeasurement gains and losses.

(5)This adjustment is based on an adjusted effective tax rate of 11.7% for the period ended March 31, 2026, primarily reflecting certain cash tax benefits from our acquisition of the Issuer Solutions Business, and 12.0% for the period ended March 31, 2025, primarily reflecting certain cash tax benefits from our equity method investment in Worldpay.

(6)FIS completed the sale of its non-controlling 45% stake in Worldpay on January 9, 2026. For the three months ended March 31, 2026, this item reflects our share of the net earnings (loss), net of tax, attributable to Worldpay for the period from January 1 to January 8, 2026, and excludes the gain on sale, net of tax, which is recorded within Equity method investment earnings (loss), net of tax. For the three months ended March 31, 2025, this item reflects our share of net earnings (loss), net of tax, attributable to Worldpay.

(7)This item represents FIS' proportionate share of Worldpay's non-GAAP adjustments on its net earnings (loss) consistent with FIS' non-GAAP measures and is comprised of the following:

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

	Three months ended March 31,
	2026	2025
FIS' share of Worldpay:
Purchase accounting amortization	$14	$158
Acquisition, integration and other costs (a)	4	49
Non-operating (income) expense	(1)	11
Non-GAAP tax (provision) benefit	(14)	(23)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes	$3	$195
(a)    Worldpay acquisition, integration, and other costs consist primarily of transaction and transition costs related to the separation from FIS.

Amounts in table may not sum due to rounding.